Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 7, 2002, except for Note T as to which the date is February 25, 2002 relating to the consolidated financial statements and financial statement schedule of Allegheny Energy, Inc., which appears in the Annual Report on Form 10-K/A of Allegheny Energy, Inc. for the year ended December 31, 2001. We also consent to the reference to us under the heading “EXPERTS” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
June 5, 2002